SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0950791 (IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California 93111
(Address of principal executive offices) (Zip Code)

MENTOR CORPORATION AMENDED 2000
LONG-TERM INCENTIVE PLAN

(Full title of the Plans)

Christopher J. Conway
Chairman, President and Chief Executive Officer
Mentor Corporation
201 Mentor Drive
Santa Barbara, California 93111
(Name and address of agent for service)

(805) 879-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

 58:
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, $0.10 par value	3,000,000 shares	$27.17(2)	$81,510,000 (2)	$20,378

(1) This Registration Statement shall also cover any additional shares of Common Shares which become issuable under the Mentor Corporation Amended 2000 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Shares.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Shares on November 13, 2001, as reported by the Nasdaq National Market.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Mentor Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed with the Commission on June 29, 2001;

(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2001, filed with the Commission on August 14, 2001, and for the fiscal quarter ended September 30, 2001, filed with the Commission on November 14, 2001;

(c) The Registrant's definitive Proxy Statement dated July 31, 2001, filed with the Commission on July 27, 2001; and

(d) The Registrant's Registration Statement on Form 8-A filed with the SEC, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Shares.

All reports and definitive proxy or information statements subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Section 302A.521, subd. 2, of the Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant. In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

Section 4.01 of the Composite Restated Bylaws of the Registrant provides that the Registrant shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by provisions of law; provided, however, that such Registrant shall not make advances to any person other than a director of the Registrant or of another corporation at least 80% of the Common Stock of all classes of which are owned directly or indirectly by the Registrant (a "Subsidiary") or an officer of the Registrant or of a Subsidiary who is elected by the directors of the Registrant or Subsidiary; and provided, further, that the Registrant shall not indemnify any person, other than a director of the Registrant or of a Subsidiary, or an officer of the Registrant or of a Subsidiary, who is elected by the directors, in respect of any judgment, penalty, fine, excise tax, settlement, expense or other matter for which such person shall have been finally determined to be liable by reason of his or her negligence, recklessness or willful misconduct.

As permitted by the Minnesota Statutes, Article IX of the Registrant's Composite Restated Articles of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived any improper personal benefit, or (v) for any act or omission occurring prior to the effective date of Article IX.

The Registrant has purchased directors' and officers' liability insurance. The Registrant intends to enter into additional indemnification agreements with each of its directors and executive officers to effectuate these indemnity provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits
Exhibit Number	Exhibit
4

Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5	Opinion and consent of Hewitt & O'Neil LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Hewitt & O'Neil LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
99.1	Mentor Corporation Amended 2000 Long-Term Incentive Plan.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Mentor Corporation Amended 2000 Long-Term Incentive Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on this 13th day of November, 2001.

MENTOR CORPORATION

By: /s/ Christopher J. Conway
     Christopher J. Conway
       Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Mentor Corporation, a Minnesota corporation, do hereby constitute and appoint Christopher J. Conway and Adel Michael and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher J. Conway Christopher J. Conway	Chairman, President and Chief Executive Officer	November 13, 2001
/s/ Adel Michael Adel Michael	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	November 13, 2001
/s/Eugene G. Glover Eugene G. Glover	Senior Vice President, Advanced Development and Director	November 13, 2001
/s/Walter W. Faster Walter W. Faster	Director	November 13, 2001
/s/Michael Nakonechny Michael Nakonechny	Director	November 13, 2001
Dr. Richard W. Young	Director	November 13, 2001
/s/Ronald J. Rossi Ronald J. Rossi	Director	November 13, 2001

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

MENTOR CORPORATION

EXHIBIT INDEX

 408:
Exhibit Number	Exhibit
4

Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5	Opinion and consent of Hewitt & O'Neil LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Hewitt & O'Neil LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
99.1	Mentor Corporation Amended 2000 Long-Term Incentive Plan.

EXHIBIT 5

OPINION AND CONSENT OF HEWITT & O'NEIL LLP

November 13, 2001

Mentor Corporation
201 Mentor Drive
Santa Barbara, CA 93111

Re: Mentor Corporation - Registration Statement for Offering of an Aggregate of 3,000,000 Shares of Common Stock

Dear Ladies and Gentlemen:

We have acted as counsel to Mentor Corporation, a Minnesota corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,000,000 shares of the Company's common stock (the "Shares") authorized for issuance under the Company's Mentor Corporation Amended 2000 Long-Term Incentive Plan (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefore received) pursuant to the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company and the Shares.

Very truly yours,

/s/ Hewitt & O'Neil LLP
Hewitt & O'Neil LLP

EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mentor Corporation Amended 2000 Long-Term Incentive Plan of our report dated May 7, 2001, with respect to the consolidated financial statements and schedule of Mentor Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Ernst & Young LLP

Los Angeles, California
November 13, 2001

EXHIBIT 99.1

MENTOR CORPORATION AMENDED 2000 LONG-TERM INCENTIVE PLAN

1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1 "Affiliate" means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or through one or more other Affiliates.

1.2 "Agreement" means a written agreement evidencing a grant of Options.

1.3 "Board" means the Board of Directors of the Company.

1.4 "Change in Control" has the meaning given such term in Section 6.5 of this Plan.

1.5 "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Committee" means such committee(s), subcommittee(s) or person(s) appointed by the Board to administer this Plan or to make and/or administer specific Options hereunder. If no such appointment is in effect at any time, "Committee" shall mean the Board.

1.7 "Common Stock" means the common stock, par value $.10 per share, of the Company.

1.8 "Company" means Mentor Corporation, and any successor thereto.

1.9 "Date of Exercise" means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Section 7.1.

1.10 "Date of Grant" means the date on which an Option is granted, by the Committee under this Plan.

1.11 "Eligible Person" means any person who (a) is an Employee; (b) has been offered and has accepted employment as an Employee; (c) is a Non-Employee Director; or (d) is a consultant or independent contractor to the Company or an Affiliate who is determined by the Committee to render key services to the Company or an Affiliate.

1.12 "Employee" means any person determined by the Committee to be an employee of the Company or an Affiliate.

1.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

1.14 "Fair Market Value" means an amount equal to the last sale price for a Share in the over-the-counter market as reported by such source as the Committee may select, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

1.15 "Incentive Stock Option" means an Option granted under this Plan that the Company designates as an incentive stock option under Section 422 of the Code.

1.16 "Non-Employee Director" means any member of the Company's or an Affiliate's Board of Directors who is not an Employee.

1.17 "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

1.18 "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

1.19 "Option Period" means the period during which an Option may be exercised.

1.20 "Option Price" means the price per Share at which an Option may be exercised. Subject to the terms of the Plan, the Option Price shall be determined by the Committee.

1.21 "Participant" means any Eligible Person who has received an Option hereunder.

1.22 "Plan" means the Mentor Corporation Amended 2000 Long-Term Incentive Plan, as amended from time to time.

1.23 "Share" means a share of Common Stock.

1.24 "Section 422 Employee" means an Eligible Person who is employed as a common law employee of the Company or a "parent corporation" or a "subsidiary corporation" (both as defined in Section 424(e) and (f) of the Code) with respect to the Company.

1.25 "Ten-Percent Stockholder" means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate.

2. Purpose. This Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to grant Options, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the Eligible Persons to whom Options shall be granted, the terms (which terms need not be identical) of all Options, including without limitation the Option Price of Options, the time or times at which Options are granted, the number of Shares covered by Options, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, the terms related to acceleration of vesting in the case of a Change in Control, any exceptions to non-transferability and any provisions relating to vesting and the period during which Options may be exercised. In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by the Option recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.

4. Eligibility. Options may be granted only to Eligible Persons; provided, however, that Incentive Stock Options may not be granted to Eligible Persons who are not Section 422 Employees.

5. Stock Subject to Plan.

5.1 Subject to adjustment as provided in Section 8, (a) the maximum number of Shares that may be issued under this Plan is 3,000,000 Shares and (b) the maximum number of Shares with respect to which an Eligible Person may be granted Options under this Plan during a fiscal year is 250,000 Shares.

5.2 If an Option expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option) without having been fully exercised, the unissued or forfeited Shares that had been subject to the Option shall become available for the grant of additional Options.

6. Options.

6.1 Options granted under this Plan to Eligible Persons shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may not be granted to Eligible persons who are not Section 422 Employees. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify.

6.2 Subject to the terms of the Plan, the Option Price shall be determined by the Committee; provided, however, that in no event shall the Option Price be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant. The price per share of Common Stock at which an Incentive Stock Option granted under this Plan may be exercised shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of grant, is a Ten Percent Shareholder, the exercise price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date on which the Option is granted.

6.3 The Option Period shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant. Subject to the other provisions of this Plan, all Options granted under this Plan shall vest as to one-fourth of the total number of Shares covered by such Options on the first anniversary of the Date of Grant and as to an additional one-fourth of the total number of Shares covered by such Options on each of the next three anniversaries of the Date of Grant. An Option will expire if not exercised within three months after the Participant ceases to serve as an Employee, director, or otherwise Eligible Person, or within 12 months from the date the Participant dies providing that the exercised date occurs prior to the expiration of the Option Period.

6.4 The Plan prohibits repricing or lowering the Option Price of a previously granted Option without the prior approval of the Company's shareholders.

6.5 For the purposes of this Plan a Change of Control occurs when:

(i) a person or group acquires or beneficially owns twenty percent (20%) or more of the outstanding voting power of the Company;

(ii) a majority of the Board consists of individuals other than those for whom proxies were solicited by the Board or who were appointed by the Board to fill either (A) vacancies caused by death or resignation or (B) new directorship; or

(iii) there shall have occurred:

(A) a merger or consolidation of the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (aa) the holders of voting stock immediately prior to the merger as a class continue to hold immediately after the merger at least sixty percent (60%) of all outstanding voting power of the surviving or resulting corporation or its parent and (bb) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of the Company as all other holders of such class of series);

(B) a statutory exchange of shares for cash, securities or other property;

(C) the sale or disposition of all or substantially all of the assets of the Company; or

(D) the dissolution or liquidation of the Company; unless, as to any Participant, more than twenty-five percent (25%) of the voting stock (or the voting equity interest) of the surviving corporation or the corporation or other entity acquiring all or substantially all of the assets of the Company (in the case of a merger, consolidation or disposition of assets) or of the Company, or its resulting parent corporation (in the case of a statutory share exchange) is beneficially owned by such Participant or a Group that includes such Participant.

A "Group" for purposes of this Plan shall mean any two or more persons acting as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding or disposing of voting stock of the Company.

6.6 Options granted under the Plan shall be evidenced by an Agreement specifying the terms and conditions of the grant.

6.7 The Committee, in its discretion, may provide in an Agreement for the right of a Participant to surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts) that a number of Shares (equal to the highest whole number of Shares) having an aggregate fair market value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value per share on the date of surrender over (ii) the Option Price, plus an amount of cash equal to the fair market value of any fractional Share to which the participant would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof) surrendered.

7. Exercise of Options.

7.1 An Option may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option. To the extent provided in the applicable Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option granted hereunder or under any other plan maintained by the Company or any Affiliate have been held by the Participant for at least six (6) months) valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 7.2 hereof.

7.2 To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price a promissory note executed by the Participant evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, or other securities the Committee may deem to be acceptable for such purposes, and shall bear interest at a rate fixed by the Committee.

7.3 Options granted under this Plan shall not be transferable except by will, the laws of descent and distribution, except to the extent provided in an Agreement.

8. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee may, in its discretion, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, (b) the Option Price of Options (c) the aggregate number and class of Shares for which Options thereafter may be made under this Plan, and (d) the maximum number of Shares with respect to which an Eligible Person may be granted Options during the period specified in clause(b) of Section 5.1.

9. Termination or Amendment. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Company, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (a) the Company's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment, alteration or termination would adversely affect such Participant's rights or obligations under any Option made prior to the date of such amendment, alteration or termination.

10. Modification, Extension, Renewal, Substitution.

10.1 Subject to the terms and conditions of this Plan, the Committee may modify the terms of any outstanding Options. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any of the Participant's rights or obligations under such Option.

10.2 Anything contained herein to the contrary notwithstanding, Options, may, at the discretion of the Committee, be granted under this Plan in substitution for options and such other awards covering capital stock of another corporation which is merged into, consolidated with, of all, or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Options granted hereunder shall not be counted toward the Share limit imposed by clause (b) of Section 5.1, except to the extent it is determined by the Committee that counting such Options is required in order for Options hereunder to be eligible to quality as "performance-based compensation" within the meaning of Section 162(m) of the Code.

11. Effectiveness of this Plan. This Plan and any amendments hereto requiring stockholder approval pursuant to Section 9 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board. Subject to such stockholder approval, this Plan and any amendments hereto are effective on the date on which they are adopted by the Board.

12. Withholding. The Company's obligation to deliver Shares or pay any amount pursuant to the terms of any Option hereunder shall be subject to satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

13. Term of this Plan. Unless sooner terminated by the Board pursuant to Section 13, this Plan shall terminate on July 19, 2010, and no Options may be granted after such date. The termination of this Plan shall not affect the validity of any Options outstanding on the date of termination.

14. Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option, granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

15. General Provisions.

15.1 The establishment of this Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in this Plan.

15.2 This Plan does not constitute inducement or consideration for the employment or service of any Eligible Person, nor is it a contract between the Company or any Affiliate and any Eligible Person. Participation in this Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

15.3 Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, under this Plan, or to adopt other stock option, or other plans or to impose any requirement of stockholder approval upon the same.

15.4 The interests of any Eligible Person under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

15.5 This Plan shall be governed, construed and administered in accordance with the laws of the State of California.

15.6 The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

15.7 The Company shall not be required to issue any certificate or certificates for Shares with respect to Options under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Board's or Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.